UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2008

REDDY ICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas  75231
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On March 25, 2008, Reddy Ice was served by the Office of the Attorney General of the State of Florida with an antitrust civil investigative demand requesting the production of documents and information relating to an investigation of agreements in restraint of trade and/or price-fixing with respect to the pricing or market allocation of packaged ice.  The Company believes the investigation by the State of Florida is related to the previously disclosed investigation of the packaged ice industry by the Antitrust Division of the United States Department of Justice.  The Company is cooperating with the authorities in these investigations.

As previously disclosed, the Company, along with other participants in the packaged ice industry, have been named as defendants in putative class actions alleging violations of the federal antitrust laws and related claims and seeking damages and injunctive relief.  The Company is currently aware of 37 such putative class actions, although the Company has not yet been formally served in connection with all of these lawsuits.  Certain of the plaintiffs in these actions have filed motions with the Judicial Panel on Multidistrict Litigation to have the cases transferred and consolidated for pre-trial proceedings.  The Company intends to vigorously defend these lawsuits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       March 31, 2008

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
	Name:	Steven J. Janusek
	Title:	Chief Financial and Accounting Officer